                                                                      Ex.99.- M5

                               AMENDED SCHEDULE A
                            TO THE DISTRIBUTION PLAN

Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as follows:

PORTFOLIO                                                           FEE
---------                                                           ---
Balanced Fund                                                       .28%

Capital Appreciation Fund (formerly Capital Growth)                 .68%

Florida Tax Exempt Bond Fund                                        .18%

Georgia Tax Exempt Bond Fund                                        .18%

Growth and Income Fund                                              .25%

High Income Fund                                                    .30%

International Equity Fund                                           .33%

International Equity Index Fund                                     .38%

Investment Grade Bond Fund                                          .43%

Investment Grade Tax-Exempt Bond Fund                               .43%

Life Vision Aggressive Growth Fund                                  .50%

Life Vision Conservative Fund                                       .40%

Life Vision Growth and Income Fund                                  .50%

Life Vision Moderate Growth Fund                                    .50%

Limited-Term Federal Mortgage Securities Fund                       .23%

Maryland Municipal Bond Fund                                        .15%

Mid-Cap Equity Fund (formerly Aggressive Growth)                    .43%

Mid-Cap Value Equity Fund                                           .40%

                                                                      Ex.99.- M5

Prime Quality Money Market Fund                                     .20%

Short-Term Bond Fund                                                .23%

Short-Term U.S. Treasury Securities Fund                            .18%

Small Cap Growth Stock Fund                                         .50%

Small Cap Value Equity Fund                                         .33%

Strategic Income Fund                                               .35%

Strategic Quantitative Equity Fund                                  .25%

Tax-Exempt Money Market Fund                                        .15%

Tax Sensitive Growth Stock Fund                                     .40%

U.S. Government Securities Fund                                     .38%

U.S. Government Securities Money Market Fund                        .17%

U.S. Treasury Money Market Fund                                     .15%

Value Income Stock Fund                                             .33%

Virginia Intermediate Municipal Bond Fund                           .15%

Virginia Municipal Bond Fund                                        .15%

Virginia Tax-Free Money Market Fund (formerly
      Tax-Free Money Market)                                        .40%

Aggressive Growth Stock Fund                                        .35%

Emerging Growth Stock Fund                                          .35%

Institutional Core Bond Fund                                        .25%

Institutional Intermediate Bond Fund                                .25%

Seix High Yield Fund                                                .25%

Institutional Limited Duration Fund                                 .25%

North Carolina Tax Exempt Bond Fund                                 .15%

                                                                      Ex.99.- M5

Life Vision Target Date 2015 Fund                                   .25%

Life Vision Target Date 2025 Fund                                   .25%

Life Vision Target Date 2035 Fund                                   .25%